EXHIBIT 21.1

SUBSIDIARIES OF
ENTRAVISION COMMUNICATIONS CORPORATION

Except as indicated below, the following entities are direct/indirect 100% owned subsidiaries of the registrant:

Entravision-Texas Limited Partnership, a Texas limited partnership
Entravision-Texas G.P., LLC, a Delaware limited liability company
Entravision-Texas L.P., Inc., a Delaware corporation
Entravision Communications Company, L.L.C., a Delaware limited liability company
Entravision Holdings, LLC, a California limited liability company
Entravision 27, L.L.C., a Delaware limited liability company
Entravision Midland Holdings, LLC, a Delaware limited liability company
Entravision Communications Of Midland, LLC, a Delaware limited liability company
Entravision, L.L.C., a Delaware limited liability company
Entravision-El Paso, L.L.C., a Delaware limited liability company
Entravision San Diego, Inc., a California corporation
Arizona Radio, Inc., a Delaware corporation
Aspen FM, Inc., a Colorado corporation
The Community Broadcasting Company of San Diego, Incorporated, a California corporation
Embarcadero Media, Inc., a Delaware corporation
EMI Sacramento Radio, Inc., a California corporation
EMI Los Angeles Radio, Inc., a California corporation
EXCL Holdings, Inc., an Illinois corporation
EXCL Communications, Inc., an Illinois corporation
Glendale Broadcasting, Inc., an Arizona corporation
Las Tres Campanas Television, Inc., a Nevada corporation
Latin Communications Inc., a Delaware corporation
Latin Communications EXCL Inc., a Delaware corporation
Latin Communications Group Inc., a Delaware corporation
Los Cerezos Television Company, a Delaware corporation
Meridian Communications Company, a Nevada corporation
Metro Mix, Inc., an Illinois corporation
NEWKKSJ, Inc., a California corporation
New WNDZ, Inc., an Indiana corporation
Norte Broadcasting, Inc., a California corporation
Norte Broadcasting of Colorado, Inc., an Illinois corporation
Norte Broadcasting of Nevada, Inc., a Nevada corporation
Norte Broadcasting of New Mexico, Inc., a New Mexico corporation
Oroville Radio, Inc., a California corporation
Pacifico Broadcasting, Inc., a California corporation
Personal Achievement Radio, Inc., a Delaware corporation
Portland Radio Inc., a Washington corporation
Radio Exito, Inc., a Nevada corporation
Riverside Radio, Inc., a California corporation
Sale Point Posters, Inc., a New York corporation
Seaboard Outdoor Advertising Co., Inc., a New York corporation
Sextant Broadcasting Company, a Nevada corporation
Sur Broadcasting, Inc., a California corporation
Sur Broadcasting of Colorado, Inc., an Illinois corporation
Sur Broadcasting of New Mexico, Inc., a New Mexico corporation

Vea Acquisition Corp., a Delaware corporation
Vista Media Group, Inc., a Delaware corporation
Vista Media Group of New York, Inc., a Delaware corporation
Vista Outdoor Advertising, Inc. (N.Y.), a Delaware corporation
Vista Outdoor Advertising, Inc. (CAL.), a Delaware corporation
Z-Spanish Media Corporation, a Delaware corporation
KHZZ Broadcasting, Inc., a California corporation
KPPC Radio, Inc., a California corporation
KTLR Broadcasting, Inc., a Texas corporation
KZCO Broadcasting, Inc., a California corporation
KZFO Broadcasting, Inc., a California corporation
KZLZ Broadcasting, Inc., an Arizona corporation
KZMS Broadcasting, Inc., a California corporation
KZPZ Broadcasting, Inc., an Arizona corporation
KZPZ License Corporation, an Arizona corporation
KZSL Broadcasting, Inc., a California corporation
KZST Broadcasting, Inc., a California corporation
WLQY Broadcasting, Inc., a Delaware corporation
WRZA Broadcasting, Inc., an Illinois corporation
WZCO Broadcasting, Inc., an Illinois corporation
Vista Television, Inc., a California corporation
Channel Fifty Seven, Inc., a California corporation
Lotus/Entravision Reps LLC, a Delaware limited liability company (50% owned)
Televisora Alco, S. de R.L. de C.V., a Mexico entity (“Alco”) (39.9% minority, limited voting interest (neutral investment stock) owned))
Tele Nacional, S. de R.L. de C.V., a Mexico entity (99.9% owned by Alco)
Comercializadora Frontera Norte S. de R.L. de C.V., a Mexico entity (“CFN”) (99.9% owned)
Television de California, S. de R.L. de C.V., a Mexico entity (99.9% owned by CFN)  26 de Mexico S.A. de C.V., a Mexico entity